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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):      April 4, 2006
                                                    -------------------------


                              CHENIERE ENERGY, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                      1-16383                 95-4352386
(State or other jurisdiction of       (Commission             (I.R.S. Employer
 incorporation or organization)       File Number)           Identification No.)

                       717 Texas Avenue
                          Suite 3100
                        Houston, Texas                             77002
           (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (713) 659-1361


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

Item 1.01.      Entry into a Material Definitive Agreement.

     On April 4, 2006, Cheniere LNG Marketing, Inc. ("Cheniere Marketing"), a wholly-owned subsidiary of Cheniere Energy, Inc. ("Cheniere"), entered into a Gas Purchase and Sale Agreement (the "Agreement") with PPM Energy, Inc. ("PPM"), which is a U.S. subsidiary of Scottish Power plc, a developer and operator of renewable energy in both the United Kingdom and the United States. Pursuant to the Agreement, Cheniere Marketing has the right to sell to PPM up to 600,000 million British thermal units ("MMBtu") of natural gas per day, and has agreed to initially allocate qualifying liquefied natural gas ("LNG") purchases to PPM. A qualifying LNG supply agreement:

     o    has an initial term of at least two years;

     o has a purchase quantity of LNG equivalent to at least 100,000 MMBtu per day of continuously delivered natural gas;

     o has a contract price for purchased LNG, as converted into a price per MMBtu, of not more than 94% of the final NYMEX settlement price per MMBtu for a delivery month, less $0.32 per MMBtu;

     o has the LNG receiving terminal being developed by Cheniere in western Cameron Parish, Louisiana (the "Sabine Pass LNG Receiving Terminal") as the primary destination of the LNG; and

     o is not a contract that supports another downstream natural gas purchase agreement.

PPM will be allocated 40% of the first 100,000 MMBtu per day achieved under a qualifying LNG supply agreement and 20% after a delivery quantity of 100,000 MMBtu has been achieved. PPM has agreed to buy the natural gas from Cheniere Marketing at a price equal to the sum of (a) 96% of the NYMEX Henry Hub natural gas futures contract price for a delivery month, plus (b) $0.10 per MMBtu. Gas will be delivered to PPM at delivery points designated by PPM from time to time along Cheniere's proposed natural gas pipeline that will service the LNG receiving terminal being developed by Cheniere at the mouth of the Calcasieu Channel in central Cameron Parish, Louisiana (the "Creole Trail Pipeline").

     Both PPM and Cheniere Marketing are excused from performance under the Agreement for reasons of force majeure or planned maintenance. Except for weather events that may delay an LNG tanker's transit within, or entry into, the Gulf of Mexico, Cheniere Marketing may not claim force majeure for interruptions in LNG supply that may occur overseas. Instead, Cheniere Marketing has the right to notify PPM prior to each delivery month that the monthly delivery quantity will be reduced due to an anticipated interruption of LNG supply. If an interruption in LNG supply occurs within a delivery month, and Cheniere Marketing has not notified PPM of its anticipated occurrence, Cheniere Marketing is liable to PPM for its damages or losses, which are capped at $0.50 per MMBtu over the quantity of gas that was not delivered.

     The Agreement runs for an initial term of 10 years beginning two months after the later to occur of commencement of commercial operations at the Sabine Pass LNG Receiving Terminal, commencement of commercial operation of the Creole Trail Pipeline with firm service provided to certain principal pipelines, and commencement of commercial delivery of natural gas from the Sabine Pass LNG Receiving Terminal to the Creole Trail Pipeline. The Agreement will extend for a five-year period following the initial term and for a second five-year period following the first extension term unless either party provides written notice of termination to the other party at least 120 days prior to the expiration of the then-current term.

     Either party may terminate the Agreement if the initial term has not commenced by June 30, 2010 or Cheniere Marketing has not elected to deliver gas to PPM by October 31, 2010. In addition, Cheniere Marketing may terminate the Agreement if:

     o it has not received all governmental approvals for the construction and operation of the Sabine Pass LNG Receiving Terminal, Cheniere's proposed natural gas pipeline that will service the Sabine Pass LNG Receiving Terminal (the "Sabine Pass Pipeline"), or the Creole Trail Pipeline by June 30, 2008;

     o it incurs cumulative damages or losses resulting from interruptions of LNG exceeding $15 million; however, PPM may avoid termination by reimbursing Cheniere Marketing for its damages or losses;

     o there is a material breach by PPM of a representation or warranty in the agreement, which remains unremedied for more than five business days after notice thereof;

     o PPM fails to make any payment when due, within five business days after notice thereof; or

     o PPM or its guarantor makes an assignment for the benefit of its creditors, becomes subject to voluntary or involuntary bankruptcy proceedings, or otherwise becomes bankrupt or insolvent.

PPM may also terminate the Agreement if:

     o it incurs cumulative damages or losses exceeding $15 million resulting from interruptions of LNG supply; however, Cheniere Marketing may avoid termination by reimbursing PPM for its damages or losses;

     o PPM fails to receive natural gas on 15 days in any twelve-month period;

     o there is a material breach by Cheniere Marketing of a representation or warranty in the agreement, which remains unremedied for more than five business days after notice thereof; or

     o Cheniere Marketing makes an assignment for the benefit of its creditors, becomes subject to voluntary or involuntary bankruptcy proceedings or otherwise becomes bankrupt or insolvent.

If an event of force majeure lasts more than 24 consecutive months and will not be resolved in the foreseeable future, either party may reduce its obligations under the Agreement by the amount of the delivery quantity affected by the event of force majeure.

PPM has provided a guarantee executed in favor of Cheniere Marketing by Scottish Power Finance (US), Inc. ("SPF(US)"), a wholly-owned indirect subsidiary of Scottish Power plc and the parent of PPM. SPF(US) has a corporate credit rating of A-, and a senior unsecured rating of BBB+, from Standard & Poors. In the event that the sum of the value of the gas delivered by Cheniere Marketing which has yet to be invoiced, and the gas delivered by Cheniere Marketing which has been invoiced but has yet to be paid by PPM, exceeds the amount of the guarantee, Cheniere Marketing has the right to reduce delivery volumes in the succeeding month if PPM does not elect to pay for invoiced gas on an accelerated basis.

     The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement.

Item 8.01.      Other Events.

     On April 6, 2006, the Company issued a press release announcing that Cheniere LNG Marketing, Inc. entered into a Gas Purchase Agreement with PPM Energy, Inc. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.


Item 9.01.      Financial Statements and Exhibits.

c) Exhibits

     Exhibit
     Number     Description
     -------    -----------

      99.1      Press Release dated April 6, 2006 (filed herewith).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CHENIERE ENERGY, INC.

     Date: April 6, 2006                     By: /s/ Don A. Turkleson
                                                 -------------------------------
                                             Name:  Don A. Turkleson
                                             Title: Senior Vice President
                                                    and Chief Financial Officer

EXHIBIT INDEX

     Exhibit
     Number     Description
     -------    -----------

      99.1      Press Release dated April 6, 2006 (filed herewith).